Exhibit 99.1
HINES GLOBAL INCOME TRUST, INC.
AMENDED AND RESTATED
SHARE REDEMPTION PROGRAM

As Adopted by the Board of Directors, effective June 30, 2021

Definitions
Advisor – Shall mean HGIT Advisors LP.
Company – Shall mean Hines Global Income Trust, Inc. References herein to “we,” “our,” or “us” refer to the Company.
Code – Shall mean the Internal Revenue Code of 1986, as amended.
NAV – Shall mean net asset value.
SEC – Shall mean the United States Securities and Exchange Commission.
Securities Act – Shall mean the Securities Act of 1933, as amended.
Sponsor – Shall mean Hines Interests Limited Partnership.

Share Redemption Program

Our shares are currently not listed on a national securities exchange, and we do not know whether they will ever be listed. In order to provide our stockholders with some liquidity, we have adopted this share redemption program which is applicable to all shares of our common stock. As described below, we cannot guarantee that our share redemption program will be available indefinitely. Stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for repurchase to us all or a portion of those shares, in accordance with the procedures outlined herein and subject to the limitations and restrictions of the program described below. There is no fee payable to our Advisor, our Sponsor, our board of directors or any other party in connection with the repurchase of shares pursuant to our share redemption program.

Subject to the limitations of and restrictions on the program, and subject to funds being available as described below, shares redeemed under this share redemption program will be redeemed at a price equal to the “transaction price,” which generally will be equal to the most recently determined NAV per share applicable to the class of shares being redeemed and most recently disclosed by us in a public filing with the SEC (subject to the 5% holding discount described below). Under this share redemption program, we may redeem during any calendar month common shares whose aggregate value (based on the transaction price per share in effect when the redemption is effected) is 2% of our aggregate NAV as of the last calendar day of the previous month and during any calendar quarter whose aggregate value (based on the transaction price per share in effect when the redemption is effected) is up to 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% redemption limit is reached and stockholders’ redemptions are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of our aggregate NAV as of the last calendar day of the previous month because the redemptions for that month, combined with the redemptions in the previous two months, cannot exceed 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter.

There is no minimum holding period and stockholders can request that we redeem their shares at any time. However, shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price (the “5% holding discount”) that would otherwise apply; provided, that, the period that a share was held prior to being converted into a share of another class pursuant to our charter will count toward the total hold period for such share, as converted. Upon request, we may waive the 5% holding discount in the case of the death or disability of a stockholder. The discount also will be waived with respect to shares issued pursuant to our distribution reinvestment plan and any shares that we issue as stock dividends. In addition, the discount may not apply to transactions initiated by the trustee or advisor to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if we determine, in our sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the discount to the underlying stockholders, often because of administrative or systems limitations. The discount also will not apply to shares taken by the Advisor or Sponsor in lieu of fees or expense reimbursements under the Advisory Agreement or Operating Partnership Agreement.

Stockholders who would like to request redemption of their shares should contact us to receive the required redemption forms and instructions concerning required signatures. Certain broker dealers require that their clients make redemption requests through their broker dealer, so stockholders should contact their broker dealer first if they want to request redemption of their shares. Stockholders may request that we redeem all or any portion of their shares as of the close of business on the last calendar day of each full calendar month (the “Redemption Date”). To have their shares redeemed, redemption requests and required documentation must be received by us in “good order” by 4:00 p.m. Eastern time on the second to last business day of the applicable month. If a redemption request is received after such time, the redemption order will be executed on the next month’s Redemption Date at the transaction price applicable for that Redemption Date (subject to any 5% holding discount), unless such request is withdrawn prior to that Redemption Date. Stockholders will generally have at least 20 business days (from the last business day of the previous month to the second to last business day of the applicable month) during which to decide whether to request the redemption of their shares as of the end of the current month. Stockholders may withdraw their redemption requests before they have been processed by notifying a customer service representative available on our toll-free information line at (888) 220-6121 before 4:00 p.m. Eastern time on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days after the Redemption Date.

The transaction price as of each Redemption Date will generally be equal to the most recently determined NAV per share then in effect as of that Redemption Date. The transaction price generally will be disclosed within 15 calendar days following the last calendar day of each month. The transaction price per share will be posted on the Company’s website (https://www.hinesglobalincometrust.com) promptly after it becomes available and will also be available through our toll-free information line at (888) 220 – 6121. Under normal circumstances, we expect to fulfill redemption requests, subject to the 2% monthly and 5% quarterly limitations. In certain circumstances stockholders may make a redemption request for a particular Redemption Date before the transaction price is made available; however, the transaction price will be made available for a period of at least 10 business days ending on or before the second to last business day of each month and, as result, all stockholders will have at least a ten business day period to consider the transaction price before the deadline to submit or withdraw a redemption request (the first day of the ten business day period is the day the transaction price is made available and the tenth business day of the period is the deadline to submit or withdraw a redemption request (the second to last business day of the month)).

We may redeem fewer shares than have been requested to be redeemed in any particular month, or none at all, in our discretion, including due to the lack of readily available funds because of market conditions, the need to maintain liquidity for operations or because our board of directors has determined that investing in real property or other illiquid investments is a better use of our capital than redeeming our shares; subject to the policy described below which will apply if, during any consecutive 24-month period, we do not have at least one month in which we fully satisfy 100% of properly submitted redemption requests or accept all properly submitted tenders in a self-tender offer for our shares. In the event that we determine to redeem some but not all of the shares submitted for redemption during any month, shares submitted for redemption during such month will be redeemed on a pro rata basis. The portion of any unfulfilled redemption requests due to any of the limitations described above must be resubmitted after the start of the next month or quarter, or upon the recommencement of the redemption program, as applicable. Any determination to redeem fewer shares than have been requested to be redeemed may be made immediately prior to the applicable redemption date (the last calendar day of the month), and will be disclosed subsequently to prospective investors and stockholders in periodic prospectus supplements and/or reports filed by us, or more frequently as required by applicable securities laws.

Unless our board of directors determines otherwise, we intend to fund redemptions pursuant to our share redemption program from any available cash sources at our disposal, including available cash, cash flow from operations, the sale of real estate-related securities and other assets, borrowings or offering proceeds, without any limitation on the amounts we may pay from such sources. If during any consecutive 24-month period, we do not have at least one month in which we fully satisfy 100% of properly submitted redemption requests or accept all properly submitted tenders in a self-tender offer for our shares, we will not make any new investments (excluding short-term cash management investments under 30 days in duration) and we will use all available investable assets to satisfy redemption requests (subject to the limitations under this program) until all outstanding redemption requests, or “Unfulfilled Redemptions,” have been satisfied. For purposes of this policy, investable assets include net proceeds from new subscription agreements, unrestricted cash, working capital, proceeds from marketable securities, proceeds from our distribution reinvestment plan, and net operating cash flows. Notwithstanding this policy, investable assets may be used at any time to fund any of our operating cash needs (as well as to establish reserves to meet such needs), including, without limitation, the following: property operating expenses, taxes and insurance, debt service and repayment or refinancing of debt, debt financing expenses, funding commitments related to real estate, including without limitation, commitments to acquire new real estate investments (provided such commitments were made at least twelve (12) months prior to the end of such 24-consecutive-month period), obligations imposed by law, courts, or arbitration, necessary capital improvements, lease-related expenditures, customary general and administrative expenses, asset management fees and other fees payable to our Advisor as described in the prospectus, or shareholder distributions. Our Advisor also will defer payment of the performance participation allocation until all Unfulfilled

Redemptions are satisfied. Furthermore, our board of directors and management will consider additional ways to improve shareholder liquidity through our share redemption program or otherwise. Exceptions to the limitations of this paragraph may be made to complete like-kind exchanges under Section 1031 of the Code necessary to avoid adverse tax consequences, or to take actions necessary to maintain our qualification as a REIT under the Code.

Our board of directors has complete discretion to determine whether all available cash sources at our disposal will be applied to redemptions pursuant to the program, whether such funds are needed for other purposes or whether additional funds from other sources may be used for redemptions pursuant to the program.

If redemption requests, in the business judgment of the board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on stockholders whose shares are not redeemed, then our board of directors may make exceptions to, modify or suspend the share redemption program if in its reasonable judgement it deems such actions to be in the Company’s best interest and the best interest of its stockholders. The board of directors cannot terminate the share redemption program absent a liquidity event which results in the Company’s stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law (including in the event that our shares ever become listed on a national securities exchange or in the event a secondary market for our common shares develops). In addition, our board of directors may determine to suspend the share redemption program due to regulatory changes, changes in law, if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed, a lack of available funds, a determination that redemption requests are having an adverse effect on our operations or other factors. Upon suspension of the share redemption program, the board of directors shall consider at least quarterly whether the continued suspension of the program is in the best interest of the Company and its stockholders; however, the board of directors is not required to authorize the re-commencement of the share redemption program within any specified period of time. Material modifications, including any reduction to the monthly or quarterly limitations on redemptions, and suspensions of the program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or current report on Form 8-K filed with the SEC. Any material modifications will also be disclosed on our website.

Any transaction price approved by our board of directors in the future may be higher or lower than the most recently disclosed transaction price. The transaction price is not a representation, warranty or guarantee that (i) a stockholder would be able to realize such per share amount if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amount upon our liquidation or sale; (iii) shares of our common stock would trade at such per share amount on a national securities exchange; or (iv) a third party would offer such per share amount in an arm’s-length transaction to purchase all or substantially all of our shares of common stock.

Stockholders will not relinquish their shares until we redeem them. The shares we redeem under our share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such shares are first registered with the SEC under the Securities Act and under appropriate state securities laws or are exempt under such laws.